UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 29, 2011, Bazi International, Inc. (the "Company") completed the sale of an additional 3,333,333 units (individually, a "Unit" and collectively, the "Units"), respectively, in private placement transactions resulting in aggregate gross proceeds of $500,000.00 (the "Unit Offering"). Each Unit sold in connection with the Unit Offering was sold at $0.15 per Unit. Each Unit consists of one share of Common Stock and one warrant to purchase a share of Common Stock at an exercise price of $0.30 per share. The Units were offered solely to accredited individual and institutional investors. No commissions or other fees were paid in connection with the sale of the Units. Proceeds from the sale of the Units will be used for general working capital purposes, and to finance certain sales and marketing initiatives of the Company.

In addition, on January 29, 2011, the Company exchanged Senior Convertible Notes in the aggregate principal amount, including accrued interest, of $2,356,546.00 (the "Senior Notes") for 15,885,396 shares of its Common Stock (the "Note Conversion"). The Senior Notes were converted into Common Stock according to their terms, at a conversion price of $0.15 per share. As a result of the Note Conversion, only $117,504.00 aggregate principal amount of Senior Notes remain issued and outstanding. No commissions or other fees were paid in connection with the conversion of the Senior Notes.

A copy of the press release announcing the consummation of the Unit Offering and Note Conversion is attached to this Current Report on Form 8-K as Exhibit 99.1. As a result of the consummation of the Unit Offering and the Note Conversion, 40,264,233 shares of the Company's Common Stock are currently issued and outstanding.

The Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Unit Offering is exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2). The shares of Common Stock issued in connection with the Note Conversion were issued pursuant to an effective registration statement on Form S-1 declared effective by the Securities and Exchange Commission on December 23, 2010.

Item 8.01 Other Events.

See Item 3.02 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   February 1, 2011
By:	/s/ John Pougnet

Name: John Pougnet
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	February 1, 2011 Press Release